Exhibit 5(b)


                        WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                           Attorneys and Counselors at Law
                            1601 Bryan Street, 30th Floor
                                 Dallas, Texas 75201

                               Telephone (214) 979-3000
                                  Fax (214) 880-0011




                                    August 4, 1997


          TUC Holding Company
          1601 Bryan Street
          Dallas, Texas 75201

          Ladies and Gentlemen:

                    Referring to the Registration Statement on Form S-8 to be filed by TUC Holding Company ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of 2,500,000 shares of common stock, without par value ("Stock"), to be offered from time to time by the Company in connection with the Long-Term Incentive Compensation Plan of the Texas Utilities Company System ("Plan"), we are of the opinion that:

                    1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

                    2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and non-assessable and to make valid the interests in the Plan will have been taken when any shares of authorized but unissued Stock shall have been issued pursuant to the Plan and delivered for the consideration contemplated in the Plan.

                    We hereby consent to the use of this opinion as an exhibit to the aforementioned Registration Statement.


                                        Very truly yours,

                                        WORSHAM, FORSYTHE
                                          & WOOLDRIDGE, L.L.P.


                                        By: /s/ Neil D. Anderson
                                           ------------------------------
                                                              A Partner